UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2009 (September 10, 2009)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective September 10, 2009, First Place Bank, a wholly-owned subsidiary of First Place Financial Corp. (Registrant) and AmTrust Bank (AmTrust), by mutual consent, terminated both the Purchase and Assumption Agreement and the Mortgage Loan Purchase Agreement (Agreements) executed on June 23, 2009 for the planned acquisition of three AmTrust retail banking offices by First Place Bank.

The Mutual Termination Agreement dated September 10, 2009 and the press release issued on September 11, 2009 announcing the termination of the Agreements are attached as Exhibits 99.1 and 99.2, respectively hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Mutual Termination Agreement dated September 10, 2009 between First Place Bank and AmTrust Bank.

99.2	Press release dated September 11, 2009 issued by First Place Financial Corp. announcing the termination of the planned acquisition of three AmTrust retail banking offices by First Place Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: September 11, 2009	By:	/s/ David W. Gifford
David W. Gifford Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Mutual Termination Agreement dated September 10, 2009 between First Place Bank and AmTrust Bank.

99.2	Press release dated September 11, 2009 issued by First Place Financial Corp. announcing the termination of the planned acquisition of three AmTrust retail banking offices by First Place Bank.